                                                                     Exhibit 3.1
                                                                      (Part 1/2)

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            HELMERICH & PAYNE, INC.


         HELMERICH & PAYNE, INC. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, by Certificate of Incorporation issued on February 3, 1940, DOES HEREBY CERTIFY THAT:

         ONE:    By action of the Board of Directors of the Corporation at a
Regular Meeting of the Board of Directors, held on December 11, 1987, a resolution was adopted setting forth a Restated Certificate of Incorporation and declaring that said Restated Certificate of Incorporation is advisable and that it only restates and integrates and does not further amend the provisions of the Corporation's Restated Certificate of Incorporation of March 7, 1979, as theretofore amended or supplemented, and that there is no discrepancy between those provisions and the provisions of this newly Restated Certificate. The newly Restated certificate of Incorporation is as follows:

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       of
                            HELMERICH & PAYNE, INC.


                 FIRST.  The name of the corporation is HELMERICH & PAYNE, INC.

                 SECOND. Its registered off ice in the State of Delaware is located at No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, No. 1209 Orange Street, Wilmington, Delaware.

                 THIRD.   The nature of the business, or objects or purposes to
         be transacted, promoted or carried on are:

                          (a) To carry on the business of producing, procuring, acquiring, buying, selling and otherwise disposing of and turning to account, and dealing in petroleum, crude oil and gas of all grades, asphalt, paraffin, bitumen and bituminous substances of all kinds, coal, natural gas, carbon and hydrocarbon products of all kinds, together with any other substances or by-products, and in general subsoil products and surface products of every nature and description; and to acquire, hold, and use any and all leases, licenses, easements, rights, grants, concessions and real and personal property necessary or required for such purposes;

                          (b) To prospect, explore and drill for, discover, produce, extract, mine, mill, separate, convert, smelt, refine, dissolve, reduce, treat, manufacture, store or otherwise turn to account, sell, exploit, transfer and otherwise dispose of petroleum, oil and gas and each and every of the substances specified in the foregoing clause (a), either in its natural form or in any altered or manufactured form, or subdivided or by-product form;

                          (c) To build, construct, purchase or otherwise acquire and to conduct, operate and maintain any plant or plants, machinery, devices, appliances and equipment for the extraction or manufacture of gasoline, naphtha or other substance or by-products from natural gas, casinghead gas or crude oil, and to purchase or otherwise acquire, hold, own and use or dispose of any inventions, devices, formulae, processes for the manufacture or extraction of gasoline, naphtha, or other substances or products from gas, casinghead gas or crude oil, together with any letters patent thereon and any and all improvements thereon; and to purchase or otherwise acquire any and all natural gas and casinghead gas and crude oil necessary to the use and operation of said plant or plants, and to vend, sell or otherwise dispose of any and all of the products of such plant or plants, and to purchase, lease or otherwise acquire, hold and use any and all real estate and lands necessary for the sites and locations of said plant or plants and the use and operation thereof;

                          (d) To purchase, buy, or otherwise acquire, hold, or prospect, develop, sell, assign and deal in or otherwise dispose of oil, gas and mineral leases and oil, gas and mineral rights, grants, royalties and privileges, together with all personal property and equipment used in connection therewith; and to purchase, buy, or otherwise acquire, and to hold, use, sell or otherwise dispose of, any and all real estate and lands which may be necessary or required for the uses and purposes of this corporation subject to the laws of the jurisdiction where said lands and real estate are located;

                          (e) To apply for, obtain, register, purchase, devise, adopt, lease or otherwise acquire, hold, own, use, operate, develop, introduce, lease, assign, pledge or otherwise dispose of and contract with reference to any and all letters patent, copyrights and trademarks, and any and all registrations or applications for registration thereof, and any and all inventions, improvements, apparatus, appliances, processes, formulae, designs, trade names or similar rights, whether used in connection with or secured under letters patent of the United States of America or of any other government or country, or otherwise; and to use, exercise, develop, exploit or grant licenses with respect to or otherwise turn to account any of the same, and to carry on any business (manufacturing, merchandising or otherwise), which may be deemed to aid, effectuate or develop the same, or any of them directly or indirectly;

                          (f) To acquire by lease, purchase, contract, concession or otherwise, and to own, develop, explore, exploit, improve, operate, lease, enjoy, control, manage or otherwise turn to account, mortgage, grant, sell, exchange, convey or otherwise dispose of, either within or without the State of Delaware and in any country, domestic or foreign, any and all real estate, lands, options, concessions, grants, land patents, franchises, deposits, mines, mining rights, quarries, locations, claims, rights, privileges, easements, tenements, estates, hereditaments, interests and properties of every description and nature whatsoever which the corporation may deem wise and proper in connection with the conduct of any business or businesses enumerated in any of the clauses of this Article
                 THIRD:

                          (g) To construct, build, purchase, lease, equip or otherwise acquire, and to hold, own, improve, develop, manage, maintain, control, lease, mortgage, create liens upon, sell, convey or otherwise dispose of and turn to account:

                                  (1)      any and all plants, machinery,
                          works, refineries, implements and things or property, real or personal, of every kind and descriptions incidental to, connected with or suitable or convenient for any of the purposes enumerated in any of the clauses of this Article THIRD;

                                  (2) any and all pipe lines, transmission lines, pumping stations, terminals, storage tanks or reservoirs and all appurtenances relative thereto and necessary or convenient in connection with any of the businesses enumerated in any of the clauses of this Article THIRD;

                                  (3)      any and all tracks, locomotives,
                          railroad cars, tank cars, motor cars, motor trucks and vehicles of any and every description necessary or convenient in connection with any of the businesses enumerated in any of the clauses of this Article THIRD;

                                  (4)      any and all ships, docks, boats,
                          floats, barges and vessels (whether operated by steam, electric, oil, gasoline or any other power), docks, wharves, dry docks, repair shops, elevators, piers, terminals, warehouses and storage plants, facilities, connections and installations necessary or convenient for any of the businesses enumerated in any of the clauses of this Article THIRD;

                          (h) To manufacture, purchase or otherwise acquire, own, mortgage, pledge, sell, assign and transfer, or otherwise dispose of, to invest, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description;

                          (i) To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, all or any part of the goodwill, rights, assets and property of any person, firm, association or corporation; to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation; to hold or in any manner dispose of the whole or any part of the rights and property so acquired; to conduct in any lawful manner the whole or any part of any business so acquired, and to exercise all the powers necessary or convenient and about the conduct and management of such business;

                          (j) To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock, bonds, debentures, notes, obligations or evidences of indebtedness or other securities created, issued or incurred by any other corporation or corporations organized under the laws of this state or any other state, country, nation or government, or by joint stock companies, trustees or other business organizations or entities, or by any domestic or foreign state, government or governmental authority, or by any political or administrative subdivision or department thereof, and to issue in payment or exchange therefor, in whole or in part, its own shares, bonds, debentures, notes or other obligations, or to make payment therefor by any other lawful means, and, while the owner thereof, to exercise all the rights, powers and privileges of ownership, including the right to vote thereon;

                          (k) To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof;

                          (l) To borrow or raise moneys for any of the purposes of the corporation, and, from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

                          (m) To buy, sell or otherwise deal in notes, open accounts, and other similar evidences of debt, or to loan money and take notes, open accounts, and other similar evidences of debt as collateral security therefor;

                          (n) To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly;

                          (o) To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convoy, or otherwise dispose of real and personal property of every class and description in any of the States, Districts, Territories or Colonies of the United States, and in any and all foreign countries, subject to the laws of such State, District, Territory, Colony or Country;

                          (p) To do and perform any or all of the above enumerated functions, purposes and acts, either as principal or as agent, broker, contractor, independent contractor, representative or otherwise, specifically including (without limiting the generality of the foregoing) the right to carry on a general drilling contracting business;

                          (q)     To investigate, develop, consummate,
                 undertake and carry on any enterprise, business, transactions, or operation, commonly carried on or undertaken by contractors, syndicates, merchants, importers, exporters, manufacturers, printers, publishers, warehousers, brokers, or transporters, and generally, to institute, enter into, carry on, assist, promote and participate in financial, commercial, mercantile, and other business, works, contracts, undertakings and operations, but only to the extent permitted by law.

                          (r) To carry on, and license others to carry on, all or any part of the several businesses enumerated in this paragraph, to-wit: The business of: manufacturers, merchants, traders, importers, exporters, contractors, printers, publishers, warehousers, and dealers in and with goods, wares, and merchandise of every kind and description; of establishing, developing, operating and carrying on industrial, commercial, trading, manufacturing, mechanical, metallurgical, engineering, building, construction, contracting, mining, smelting, quarrying, refining, chemical, ice, real estate, logging, lumbering, agricultural, plantation, dairying, advertising, automotive, aviation, supply, cold storage, drug (both ethical and proprietary) , cleaning, electrical, electronic, management, food, food products, foundry, appliance, furniture, laundry, machinery, machine shop, restaurant, equipment, instrument, instrumentation, baking, brewing, distilling, apparel, packing, textile, amusement, entertainment, undertakings, propositions, concessions or franchises; of constructing, developing, equipping and improving, public, quasi-public, and private works and conveniences; and, also, so far as necessary or incidental to, or connected with any one or more or all of the corporate purposes herein enumerated, to undertake any lawful business transaction or operation undertaken or carried on by merchants, traders, manufacturers, contractors, importers, exporters, entertainers, printers, publishers, warehousers, commission men and agents.

                          (s) In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

                          The objects and purposes specified in the foregoing
                 clauses shall, except where otherwise expressed, be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

         FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 81,000,000 of which 1,000,000 shares shall be Preferred Stock without par value, and the remaining 80,000,000 shares shall be Common Stock of the par value of ten cents (.10) per share.

         The following is a statement of the designations, powers, preferences, and rights and the qualifications, limitations or restrictions thereof, of the classes of stock of the Corporation and the authority of the Board of Directors to fix the same.

                                      I .

         (1) Shares of Preferred Stock may be issued from time to time in one or more series as may be determined from time to time by the Board of Directors, each such series to be distinctly designated. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular. The voting rights, if any, of each such series, dividend rates, and preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and, subject to the provisions of Paragraphs (4) through (8) of this Part I, the Board of Directors of the Corporation is hereby expressly granted authority to fix, by resolutions duly adopted prior to the issuance of any shares of a particular series of Preferred Stock so designated by the Board of Directors, the voting powers of stock of such series, if any, and the designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

                 (a) The rate and times at which, and the terms and conditions on which, dividends on Preferred Stock of such series will be paid;

                 (b) The right, if any, of the holders of Preferred Stock of such series to convert the same into, or exchange the same for, shares of other classes or series of stock of the Corporation and the terms and conditions of such conversion or exchange;

                 (c) The redemption price or prices and the time or time at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed;

                 (d) The rights of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, dissolution, or winding-up, or merger, consolidation, distribution or sale of assets, of the Corporation;

                 (e) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

                 (f) Provisions, if any, for the vote or consent of the holders of a stated percentage of the outstanding shares of Preferred Stock of such series with respect to changes in the rights, preferences or limitations of the shares of such series, or the designation or issuance of series of the Preferred Stock by the Board of Directors, or the authorization or issuance of other classes or series of Preferred Stock;

provided, however, that the holders of shares of Preferred Stock shall have no right to participate with the holders of Common Stock in any distribution of dividends in excess of the preferential dividend fixed for such Preferred Stock or in the assets of the Corporation available for distribution to stockholders in excess of the preferential amount fixed for such Preferred Stock.

         (2) Until requirements that have matured with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of Paragraph (1) of this Part I) shall have been met and until the Corporation shall have complied with all such requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts with respect to the Preferred Stock (fixed in accordance with the provisions of Paragraph (1) of this Part I) , no dividend or distribution shall be paid or declared upon or in respect of any Common Stock.

         (3) Until distribution in full of the preferential amount to be distributed to the holders of Preferred Stock (fixed in accordance with the provisions of Paragraph (1) of this Part I) in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, no such distribution shall be made to the holders of Common Stock.

         (4) No holder of Preferred Stock of the Corporation shall have any preemptive or preferential right of subscription to any shares of any stock of the Corporation of any class, now or hereafter authorized, or to any obligations convertible into stock of the Corporation, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors of the Corporation in its discretion from time to time may determine, and at such price as the Board of Directors from time to time may fix, pursuant to the authority hereby conferred by the Certificate of Incorporation, and the Board of Directors may issue stock of the Corporation, or obligations convertible into stock, without offering such issue of stock or such obligations either in whole or in part, to the holders of Preferred Stock of the Corporation.

         (5) The powers and rights of the holders of Common Stock shall be subordinated to the powers, preferences and rights of the holders of Preferred Stock. The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors pursuant to authority granted in the Certificate of Incorporation; provided, however, that except as may be provided by law and except as set forth in Paragraph (6) and Paragraph (7) of this Part I, no holder of shares of Preferred Stock of any series shall be entitled to more than one vote in respect of each share of such stock held by him on any matter voted on by stockholders other than elections of directors, in which case the Board of Directors may accord cumulative voting rights to holders of shares of any Preferred Stock.

         (6) Notwithstanding the provisions of Paragraph (5) of this Part I, the Board of Directors, acting pursuant to authority granted in this Certificate of Incorporation in respect of any series of Preferred Stock, may provide that if this Corporation shall have defaulted in the payment of dividends on any such series of Preferred Stock in an amount equivalent to or exceeding six full quarterly dividends (whether or not consecutive) or the Corporation shall have defaulted in making any two mandatory sinking fund payments on any such series of Preferred Stock, the holders of one or more or all of such series of Preferred Stock in respect of which any such default shall have occurred (voting as a single class) shall be entitled to elect, in the aggregate, not more than two directors.

         (7) The issuance of shares of any series of Preferred Stock by the Board of Directors of the Corporation shall be subject to such limitations and restrictions as may be provided for in the Certificate of Incorporation or by the Board of Directors, pursuant to authority granted in the Certificate of Incorporation, including provision for the consent, by class vote, of the holders of a stated percentage of the outstanding shares of any series of Preferred Stock.

         (8) Subject to the provisions of Paragraph (7) of this Part I, shares of any series of Preferred Stock may be authorized or issued, in aggregate amounts not exceeding the total number of shares of Preferred Stock authorized by the Certificate of Incorporation, from time to time as the Board of Directors of the Corporation shall determine and for such consideration as shall be fixed by the Board of Directors.

                                      II.

         Subject to the prior and superior rights of the Preferred Stock, and on the conditions set forth in the foregoing Part I or in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time of any funds legally available therefor.

         The holders of the Common Stock shall be entitled to one vote for each share held at all meetings of the stockholders of the Corporation.

         After payment shall have been made in full to the holders of the Preferred Stock in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, the remaining assets and funds of the Corporation shall be distributed among the holders of the Common Stock according to their respective shares.

                                      III.

         Ownership of shares of any class of the capital stock of the Corporation shall not entitle the holders thereof to any preemptive right to subscribe for or purchase any additional shares of capital stock of any class of the Corporation or any securities convertible into any class of capital stock of the Corporation, however acquired, issued or sold by the corporation, it being the purpose and intent that the Board of Directors shall have full right, power and authority to offer for subscription or sell or to make any disposal of any or all unissued shares of the capital stock of the corporation or any securities convertible into stock of any or all shares of stock or convertible securities issued and thereafter acquired by the corporation, for such consideration, not less than the par value thereof, in money or property, as the Board of Directors shall determine.

                                      IV.

         The Corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share, right or option on the part of any other person, whether or not the corporation shall have notice thereof, save as may be expressly provided by laws of the State of Delaware.

         FIFTH.  The Corporation is to have perpetual existence.

         SIXTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

         SEVENTH. In furtherance and not in limitation of the powers conferred by statute, and in addition to the powers which may be conferred by the By-Laws, the Board of Directors of the Corporation shall have the following expressly stipulated powers and authority, to-wit:

                 To make, alter or repeal the By-Laws of the Corporation.

                 To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

                 To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                 By resolution or resolutions, passed by a majority of the whole board to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

                 When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the corporation.

Also, the corporation may in its By-Laws confer powers upon its Board of Directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon it by statute.

         EIGHTH. The corporation shall be entitled to treat the person in whose name any share is registered as the owner thereof for all purposes, and shall not be bound to recognized any equitable or other claims to, or interest in, such share on the part of any other person, whether or not the corporation shall have notice thereof, except as otherwise expressly provided by the statutes of the State of Delaware.

         NINTH. The number of Directors which constitute the whole Board of Directors of the Corporation shall be such as from time to time shall be fixed by or in the manner provided in the By-Laws, but in no case shall the number be less than three. Vacancies in the Board of Directors, whether created by increase in the number of Directors or otherwise, shall be filled in the manner provided in the By-Laws. The Directors shall be divided into three classes.
At the Annual Meeting of Stockholders in 1970, one class of Directors, composed of three Directors to be known as the "first class", shall be elected for a one-year term; one class composed of two directors to be known as the "second class" shall be elected for a two-year term; and one class, composed of two directors, to be known as the "third class", shall be elected for a three-year term. At each succeeding Annual Meeting of Stockholders, successors to the class of Directors, whose term expires in that year, will be elected for a three-year term. Vacancies in any class that occur prior to the expiration of the then current term of such class, if filled by the Board of Directors, shall be filled for the remainder of the full term of such class. If the number of Directors is hereafter changed, any increase or decrease in Directors shall be apportioned among the classes so as to establish or maintain equality in number among the classes and any additional Director elected to any class shall hold office for a term which shall coincide with the term of such class. Where the number of Directors constituting the whole board is such that it is impossible to establish or maintain complete equality in number among the classes, the increase or decrease in Directors shall be apportioned among the classes so as to maintain all classes as nearly equal in number as possible and so that the third class does not have more members than either the first or second class, and the second class does not have more members than the first class.

         TENTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 3883 of the Revised Code of 1915 of said State, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 43 of the General Corporation Law of the State Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement, and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         ELEVENTH. No contract or other transaction of the Corporation with any other corporation or with any association, partnership, firm, trustee, syndicate or individual shall be affected or invalidated by reason of the fact that any of the directors of the Corporation is or are parties to or interested in such contract or transaction or such other corporation or such association, partnership, firm, trustee, syndicate or individual; any director of the Corporation may be a party to any contract or transaction with the Corporation, or may be pecuniarily or otherwise interested in any contract or other transaction of the Corporation with any other corporation or with any association, partnership, firm, trustee, syndicate or individual, provided that the fact that he shall be a party to such contract or transaction or shall be so interested shall have been disclosed or shall have been known to the Board of Directors of the Corporation, or to the approving majority thereof; and any director of the Corporation who is a party to or is pecuniarily or otherwise interested in such contract or transaction may be included in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize, ratify or approve any such contract or transaction, and may vote thereat to authorize, ratify or approve such contract or transaction, with like force and effect as if he were not a party to or so interested in such contract or transaction.

         TWELFTH. Meetings of stockholders may be held without the State of Delaware, if the By-Laws so provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be from time to time designated by the Board of Directors.

         THIRTEENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         FOURTEENTH:

                 1. Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                 2.       Indemnification and Insurance.

                 (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and
         administrators:   PROVIDED, HOWEVER, that, except as provided in
         paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in
         advance of its final disposition:   PROVIDED, HOWEVER, that, if the
         Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                 (b) Right of Claimant to Bring Suit. If a claim under paragraph (1) of this Section is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the said amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                 (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expense incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by- law, agreement, vote of stockholders or disinterested directors or otherwise.

                 (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         FIFTEENTH. The affirmative vote of at least two-thirds of the total outstanding stock of the Corporation entitled to vote thereon shall be required in order for the Corporation to:

                 (a) Merge, and/or consolidate with any other corporation except in those cases where at least 90% of the outstanding shares of each class of stock of such other corporation is owned by this Corporation; or

                 (b) Sell, lease, exchange, transfer or otherwise dispose of all or substantially all of its assets or business.

         The affirmative vote of at least three-fourths of the total outstanding stock of the Corporation entitled to vote thereon shall be required in order for the Corporation to:

                 (a) Sell, lease, exchange, transfer or otherwise dispose of all or substantially all of its assets or business to a related corporation or an affiliate of a related corporation; or

                 (b) Merge with a related corporation or an affiliate of a related corporation; or

                 (c) Enter into a combination or majority share acquisition in which this Corporation is the acquiring corporation and its voting shares are issued or transferred to a related corporation or an affiliate of a related corporation or to stockholders of a related corporation or an affiliate of a related corporation.

For the purpose of this Article FIFTEENTH, (i) a "related corporation" in respect of a given transaction shall be any corporation which, together with its affiliates and associated persons, owns of record or beneficially, directly or indirectly, more than 5% of the shares of any outstanding class of stock of this Corporation entitled to vote upon such transaction, as of the record date used to determine the stockholders of the Corporation entitled to vote upon such transaction; (ii) an "affiliate" of a related corporation shall be any individual, joint venturer, trust, partnership or corporation which directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with the related corporation; (iii) an "associated person" of a related corporation shall be any officer or director or any beneficial owner, directly or indirectly, of 10% or more of any class of equity security, of such related corporation or any of its affiliates. The determination of the Board of Directors of this Corporation and made in good faith shall be conclusive as to whether any corporation is a related corporation as defined in this Article FIFTEENTH.

         TWO: Said amendment was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware, as amended, and said amendment does not affect a change in the issued shares of the Corporation, and the capital of the Corporation will not be reduced under or by reason thereof, and henceforth the provisions of the Certificate of Incorporation shall be as provided in the newly Restated Certificate of Incorporation set forth hereinabove.

         IN WITNESS WHEREOF, said HELMERICH & PAYNE, INC. has caused its corporate seal to be hereto affixed and this Certificate to be signed by W. H. Helmerich, III, its President, and Leon C. Gavras, its Secretary, this 11th day of December, 1987.


                                                   HELMERICH & PAYNE, INC.


                                                   /S/ W. H. Helmerich, III
                                                   -----------------------------
                                                   W. H. HELMERICH, III,
                                                   Chairman and C.E.O.
ATTEST:


/S/ Leon C. Gavras
--------------------------------
LEON C. GAVRAS, Secretary


STATE OF OKLAHOMA   )
                    )   ss.
COUNTY OF TULSA     )

         Be it remembered, that on this 11th day of December, 1987, personally came before me, the undersigned, a Notary Public in and for said County and State, W. H. HELMERICH, III, Chairman and C.E.O. of Helmerich & Payne, Inc., a corporation of the State of Delaware, party to the foregoing Certificate, known to me personally to be such, and acknowledged the said Certificate to be his own act and deed, and the act and deed of said corporation; that the signature of the Chairman and C.E.O. is in his own proper handwriting; that the seal affixed is the corporate seal of said Helmerich & Payne, Inc.; and that his act of sealing, executing and delivering said Certificate was duly authorized by resolution of the directors of said Helmerich & Payne, Inc.

         Given under my hand and seal of office the day and year aforesaid.


                                                   /s/
                                                   -----------------------------
                                                        Notary Public
My Commission Expires:

---------------------

                                                                     Exhibit 3.1
                                                                      (Part 2/2)

                    CERTIFICATE OF DESIGNATION, PREFERENCES
                         AND RIGHTS OF SERIES A JUNIOR
                         PARTICIPATING PREFERRED STOCK

                                       of

                            HELMERICH & PAYNE, INC.

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

                 The undersigned officer of Helmerich & Payne, Inc., a corpo-ration organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY
CERTIFY:

                 That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the said Corporation, the said Board of Directors on January 8, 1996 adopted the following resolution creating a series of 60,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

                 RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

                 Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 60,000.

                 Section 2.  Dividends and Distributions.

                 (A) The holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $125 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $0.10 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after January 8, 1996 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in Paragraph
(A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $125 per share on the Series A Junior Partic-ipating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                 (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

                 Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

                 (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of

Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                 (C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) directors.

                          (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right.

         At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

                          (iii) Unless the holders of Pre-ferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Pre-ferred Stock outstanding, irrespective of series, may request, the calling of special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him or her at his or her last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Pre-ferred Stock outstanding. Notwithstanding the provisions of this Paragraph
         (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

                          (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this Paragraph (C) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                          (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of Paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

                 (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                 Section 4.  Certain Restrictions.

                 (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                                  (i)  declare or pay dividends on, make any
         other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

                                  (ii)  declare or pay dividends on or make any
         other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                                  (iii)  redeem or purchase or otherwise
         acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquida- tion, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

                                  (iv)  purchase or otherwise acquire for
         consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                 (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                 Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                 Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause
(ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

                 (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                 (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 Section 8. No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

                 Section 9. Amendment. The Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

                 Section 10. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

                 IN WITNESS WHEREOF, I have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 8th day of January, 1996.


                                                   HELMERICH & PAYNE, INC.


                                                   /S/ Hans Helmerich
                                                   -----------------------------
                                                   Name:    Hans Helmerich
                                                   Title:   President